UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

Avant Diagnostics, Inc.
(Exact name of Registrant as specified in charter)

Nevada	000-54004	98-0599151
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8561 East Anderson Drive, Suite 104 Scottsdale, AZ	85225
(Address of Principal Executive Offices)	(Zip Code)

(480) 478-6660
Registrant’s telephone number, including area code

American Liberty Petroleum Corp.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Avant Diagnostics, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend the Company’s Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on March 2, 2015, to disclose the current positions of all the Company’s officers and directors.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 2, 2015, stockholders holding not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote of Avant Diagnostics, Inc. (the “Company”) exercised the authority provided by Nevada Revised Statutes 78.335 to realign the board of directors by voting to remove Robert C. Rhodes and Steven M. Plumb as directors of the Company, effective immediately.

On the same date, the newly elected directors terminated Robert C. Rhodes and Steven M. Plumb as officers of the Company and elected the new officer of the Company. As a result, as of March 2, 2015, the officers and directors of the Company are below:

Name	Title
Gregg Linn	President, Chief Executive Officer, Chairman, Chief Financial Officer, Director
Joseph Roth	Director
Randall Letcavage	Director

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avant Diagnostics, Inc. (Registrant)

Signature	Title	Date

/s/ Gregg Linn	President and CEO	March 10, 2015
Gregg Linn